Exhibit 4.14.1

SCHEDULE OF AMENDMENT AGREEMENTS RELATING TO EXCLUSIVE TECHNICAL CONSULTANCY AND SERVICES AGREEMENT, EXCLUSIVE CALL OPTION AGREEMENT, OPERATING AGREEMENT AND OTHER AGREEMENTS AMONG CERTAIN PRC SUBSIDIARIES OF SOUFUN HOLDINGS LIMITED, A CONSOLIDATED CONTROLLED ENTITY, SHAREHOLDERS OF THE CONSOLIDATED CONTROLLED ENTITY AND SOUFUN HOLDINGS LIMITED

	Date of Agreement	Retroactive Effective Date	Subsidiary of SouFun Holdings Limited	Shareholders of Consolidated Controlled Entity	Consolidated Controlled Entity(1)	SouFun Holdings Limited

1.	2010	December 12, 2006	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Shanghai China Index Consultancy Co., Ltd.	SouFun Holdings Limited
				Jiangong Dai

2.	2010	December 12, 2006	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Shanghai SouFun Advertising Co., Ltd.	SouFun Holdings Limited
				Jiangong Dai

3.	2010	September 10, 2009	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Beijing Li Tian Rong Ze Technology Development Co., Ltd.	SouFun Holdings Limited
				Jiangong Dai

4.	2010	November 8, 2004	SouFun Media Technology (Beijing) Co., Ltd.	Beijing Jia Tian Xia Advertising Co., Ltd.	Beijing China Index Information Co., Ltd.	SouFun Holdings Limited
			Beijing SouFun Network Technology Co., Ltd.	Beijing SouFun Internet Information Service Co., Ltd.

5.	2010	May, 2004	SouFun Media Technology (Beijing) Co., Ltd.	Tianquan Mo	Beijing Jia Tian Xia Advertising Co., Ltd.	SouFun Holdings Limited
			Beijing SouFun Network Technology Co., Ltd.	Jiangong Dai

6.	2010	March, 16, 2006	SouFun Media Technology (Beijing) Co., Ltd.	Tianquan Mo	Beijing SouFun Science and Technology Development Co., Ltd.	SouFun Holdings Limited
			Beijing SouFun Network Technology Co., Ltd.	Jiangong Dai

7.	2010	November 22, 2007	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Tianjin Jia Tian Xia Advertising Co., Ltd	SouFun Holdings Limited
				Jiangong Dai

	Date of Agreement	Retroactive Effective Date	Subsidiary of SouFun Holdings Limited	Shareholders of Consolidated Controlled Entity	Consolidated Controlled Entity(1)	SouFun Holdings Limited

8.	2010	July 7, 2005	SouFun Media Technology (Beijing) Co., Ltd.	Beijing SouFun Internet Information Service Co., Ltd.	Shanghai Jia Biao Tang Real Estate Broking Co., Ltd.	SouFun Holdings Limited
			Beijing SouFun Network Technology Co., Ltd.	Beijing Jia Tian Xia Advertising Co., Ltd.

9.	2010	May, 2004	SouFun Media Technology (Beijing) Co., Ltd.	Tianquan Mo	Beijing SouFun Internet Information Service Co., Ltd.	SouFun Holdings Limited
			Beijing SouFun Network Technology Co., Ltd.	Jiangong Dai

10	2013	July 8, 2011	SouFun Media Technology (Beijing) Co., Ltd.	Tianquan Mo Jiangong Dai	Beijing Yi Ran Ju Ke Technology Development Co., Ltd.	SouFun Holdings Limited

11	2013	2010	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Beijing SouFun Internet Information Service Co., Ltd.	SouFun Holdings Limited

12	2013	2010	Beijing SouFun Network Technology Co., Ltd.	Beijing Jia Tian Xia Advertising Co., Ltd. Beijing SouFun Internent Information Service Co., Ltd.	Beijing China Index Information Co., Ltd.	SouFun Holdings Limited

13	2013	2010	Beijing SouFun Network Technology Co., Ltd.	Beijing Jia Tian Xia Advertising Co., Ltd. Beijing SouFun Internent Information Service Co., Ltd.	Shanghai Jia Biao Tang Real Estate Broking Co., Ltd.	SouFun Holdings Limited

(1)	The provisions of the form of amendment agreements relating to exclusive technical consultancy and services agreement , exclusive call option agreement, operating agreement and other agreements had been substantially incorporated by (i) the contractual arrangements entered into among Beijing Hong An Tu Sheng, Beijing Century Jia Tian Xia Technology Development Co., Ltd., shareholders of Beijing Century Jia Tian Xia Technology Development Co., Ltd. and SouFun Holdings Limited on November 15, 2010, and (ii) the contractual arrangements entered into among SouFun Media Technology (Beijing) Co., Ltd., Beijing Yi Ran Ju Ke Technology Development Co., Ltd., shareholders of Beijing Yi Ran Ju Ke Technology Development Co., Ltd. and SouFun Holdings Limited on July 8, 2011.